UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 29, 2011 (November 22, 2011)

SOTON HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-170330 (Commission File Number)	42-1771917 (I.R.S. Employer Identification No.)

180 Madison Avenue, Suite 1702
New York, NY  10016
(Address of principal executive offices)  (zip code)

(646) 240-4262
(Registrant’s telephone number, including area code)

Kl. Ohridski Str, 27A
Burgas, Bulgaria 8000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 17, 2011, the two largest holders of our common stock, as well as our two officers and directors, Ms. Mariya Kokho and Mr. Vasiliy Ignatenko, entered into a Agreement to Purchase Common Stock (the “Agreement”) with Petrina Advisors, Inc., a New York corporation (“Petrina”), under which Petrina agreed to purchase an aggregate of 2,500,000 shares of our common stock from Ms. Kokho and Mr. Ignatenko in exchange for $16,000.  These shares represent approximately 79% of our outstanding common stock.  The transaction closed November 22, 2011.  We were a party to the Agreement for the purpose of acknowledging certain representations and warranties about the company in the Agreement.

There were also ancillary stock purchase agreements between numerous of our other shareholders and six purchasers under which those purchasers acquired 675,000 shares of our common stock from the selling stockholders.  We were not a party to the agreements and none of the selling stockholders were affiliates of the company.

Item 5.01       Changes in Control of Registrant.

As noted above, under the Agreement, Ms. Kokho and Mr. Ignatenko, two of our affiliate-shareholders sold shares that represent approximately 79% of our outstanding common stock to Petrina.  This transaction resulted in a change of control as Petrina now owns a majority of our outstanding voting securities.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Agreement, Ms. Mariya Kokho resigned from her positions as our President, Chief Executive Officer, and Chief Financial Officer effective at the close of the transaction - November 22, 2011, and Mr. Vasiliy Ignatenko resigned from his position as our Secretary also effective at the close of the transaction – November 22, 2011.  Ms. Kokho also resigned as a member of our Board of Directors, effective at the close of the transaction.  We are not aware of any disagreements with Ms. Kokho or Mr. Ignatenko of the type required to be disclosed per Item 5.02(a) of this Form 8-K.

In conjunction with the close of the transaction, the following additions to our Board of Directors and executive management team occurred:

Mr. Paul Vassilakos, the President of Petrina Advisors, Inc., the holder of approximately 79% of our outstanding common stock, replaced Ms. Kokho as our Chief Executive Officer and Chief Financial Officer, and was appointed to serve on our Board of Directors.  Mr. Vassilakos was former President, Former Chief Executive Officer and Former Interim Acting Chief Financial Officer and former Chairman of Red Mountain Resources, Inc. from February 2011 March 2011.  Mr. Vassilakos has served as a director of Red Mountain Resources, Inc. since October 2011. Mr. Vassilakos has been the assistant treasurer of Cullen Agricultural Holding Corp. (“CAH”) since October 2009. CAH is a development stage agricultural company which was formed in connection with the business combination between Triplecrown Acquisition Corp. and Cullen Agricultural Technologies, Inc. ("Cullen Agritech") in October 2009. At CAH, Mr. Vassilakos is responsible for business development, maintenance of financial accounts and public company reporting. Prior to CAH's formation, Mr. Vassilakos assisted Triplecrown Acquisition Corp. with the completion of its initial public offering and later the business combination with Cullen Agritech. In July 2007, Mr. Vassilakos founded Petrina Advisors, Inc. (“Petrina”), a privately held advisory firm formed to provide investment banking services for public and privately held companies, and has served as its President since its formation. Petrina’s clients have primarily consisted of companies which collectively held over one billion dollars in trust, with the aim of completing reverse mergers with privately held companies. Mr. Vassilakos also founded and, since December 2006, serves as the vice president of, Petrina Properties Ltd., a privately held real estate holding company. In July 2007, Mr. Vassilakos was engaged as a consultant to assist Endeavor Acquisition Corp. with its business combination with American Apparel Inc., a California based retail apparel company, which was completed in December 2007. From February 2002 through June 2007, Mr. Vassilakos served as Vice President of Elmsford Furniture Corp., a privately held furniture retailer in the New York area.  From July 2000 through January 2002, Mr. Vassilakos was an Associate within the Greek Coverage Group of Citigroup’s UK Investment Banking Division.  During this time, Mr. Vassilakos assisted with the execution of M&A transactions, securitizations, as well as debt and equity offerings for some of Greece’s largest publicly traded companies, including OTE and Antenna TV.  From July 1998 through July 2000, Mr. Vassilakos was an Analyst within the Industrial Group of Salomon Smith Barney’s New York Investment Banking Division.  During this time, Mr. Vassilakos assisted with the execution of M&A transactions, as well as debt and equity offerings for large U.S. publicly-traded industrial companies, including Alcoa, Inc. and Cyprus Amax. From February 1996 through June 1998, Mr. Vassilakos was a Registered Securities Representative at Paine Webber CSC - DJS Securities Ltd, during which time he provided securities brokerage services to private clients. Mr. Vassilakos received a BS in finance from the Leonard N. Stern Undergraduate School of Business in 1998 and was a licensed Registered Securities Representative (Series 7 and 63) from February 1996 through February 2002.

Mr. Miles Leahy replaced Mr. Ignatenko as our Secretary, and was appointed to serve on our Board of Directors.  Mr. Miles Leahy has been Managing Director of Nucopia Partners Limited (“Nucopia”) since January, 2011. Nucopia is a London based corporate finance boutique focused on small cap transactions globally in both private and public markets with a particular focus on U.S. publicly-listed companies. At Nucopia, Mr. Leahy is focused on corporate advisory services, capital raising and structuring on behalf of private investors and private and public companies. Prior to Nucopia, from January 2010 to September 2010 Mr. Leahy served as acting Director of Business Development of Cullen Agricultural Holding Corp. (“CAH”), a publicly-listed company based in the United States where he was responsible for business development and corporate strategy. Prior to CAH's formation, Mr. Leahy assisted Triplecrown Acquisition Corp. with the completion of its initial public offering and later the business combination with CAH.  From March, 2008 to December, 2009, Mr. Leahy acted as a consultant to Victory Acquisition Corp and Triplecrown Acquisition Corp., two special purpose acquisition companies listed on the American Stock Exchange with a combined USD $880mn under management where he was focused on deal origination and structuring.  From March 2006 to March 2008 Mr. Leahy was a member of Ernst & Young’s London-based financial services corporate finance team focused on M&A advisory work. Mr. Leahy received a Bachelor of Science (BS) degree from Imperial College, University of London.

All of our officers and other personnel are independent contractors and will continue to be until we have sufficient time and resources to hire them as employees.  We do not currently have any written agreements with any of our officers or directors.

Item 9.01     Financial Statements and Exhibits

Exhibits

10.1	Agreement to Purchase Common Stock by and between Mariya Kokho, Vasiliy Ignatenko, Soton Holdings Group, Inc., and Petrina Advisors, Inc., dated October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2011	Soton Holdings Group, Inc.
a Nevada corporation

/s/ Paul Vassilakos
By: Paul Vassilakos
Its: Chief Executive Officer